Exhibit (a)(1)(C)

[FIRST NAME LAST NAME]

[ADDRESS 1]

[ADDRESS 2]

[CITY, STATE ZIP]

SYCAMORE NETWORKS, INC.

OFFER TO EXCHANGE ELIGIBLE OPTIONS

FORM OF ELECTION FORM

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., BOSTON, MASSACHUSETTS TIME,

ON AUGUST 31, 2007, UNLESS THE OFFER IS EXTENDED.

August 3, 2007

Dear [FIRST NAME],

Important: Read the remainder of this election form before completing and manually signing this election form.

Indicate your decision to accept the offer to exchange with respect to your eligible options as follows:

1.	to exchange all of your eligible options, check Box 1, “Exchange All Eligible Options Described Below”; or

2.	to exchange some of your eligible options, check Box 2, “Exchange Only the Eligible Options Indicated Below” and list only those Eligible Options that you want exchanged in the table provided under Box 2.

If you do not want to accept the offer to exchange with respect to any of your eligible options, check the “Do Not Exchange Any Eligible Options” box.

If you do not clearly mark one of those three boxes or if you do not return this form, your election will default to “Do Not Exchange Any Eligible Options” and your eligible options will not be exchanged for new options with increased exercise prices, you will not receive the related cash payments and you may be subject to adverse tax consequences under Section 409A of the Internal Revenue Code, as amended. You are solely responsible for such tax consequences. In addition, you will not become entitled to the special cash payment payable to individuals who submit their eligible options for exchange.

[NAME]

Box 1: ❑ Exchange All Eligible Options Described Below1

Grant Date	1999 Stock Incentive Plan Option Grant Number	Total Number of Shares Originally Granted under the Option	Total Number of Shares Outstanding under the Option as of July 31, 2007	Number of Shares Subject to Portion Qualifying as Eligible Option	Exercise Price per Share Prior to Exchange	New Exercise Price Per Share of Eligible Options if Exchanged	Potential Cash Payment if Exchanged

Box 2: ❑ Exchange Only the Eligible Options Indicated Below

Grant Date	1999 Stock Incentive Plan Option Grant Number

Box 3: ❑ Do Not Exchange Any Eligible Options

IMPORTANT: YOU MUST COMPLETE AND MANUALLY SIGN ON PAGE 5

FOR YOUR ELECTION TO BE VALID.

[1]	This table will contain personalized information.

To: Sycamore Networks, Inc.

By checking either the “Exchange All Eligible Options Described Below” box or “Exchange Only the Eligible Options Indicated Below” box in the table on page 2 of this Election Form, I understand and agree to all of the following:

1.	I have received a copy of the Offer to Exchange Eligible Options for New Options and Cash Payments, dated August 3, 2007 (the “Offer to Exchange”).

2.	I hereby accept the offer by Sycamore Networks, Inc., a Delaware corporation (“Sycamore”), to exchange my eligible option(s) in accordance with the terms set forth in (i) the Offer to Exchange and (ii) this election form (this “Election Form”). My eligible option(s) consist of the portions of the options granted to me under Sycamore’s 1999 Stock Incentive Plan, as amended, to purchase shares of Sycamore common stock that have the grant dates and exercise prices per share listed on page 2 of this Election Form and that (i) were unvested as of December 31, 2004 and (ii) will be outstanding and unexercised as of the expiration of the offer. My eligible option(s) for which the offer is accepted will be exchanged for (i) new options with a new exercise prices per share and (ii) cash payments, both as listed on page 2 of this Election Form promptly following the expiration date of the offer. The date on which my eligible option(s) is (are) exchanged will constitute the “Cancellation Date.”

3.	The offer is currently set to expire at 5:00 p.m. Boston, Massachusetts time on August 31, 2007 (the “Expiration Time”), unless Sycamore, in its discretion, extends the period of time during which the offer will remain open. In such event, the term “Expiration Time” will mean the latest time and date at which the offer, as so extended, expires.

4.	On the Cancellation Date, the eligible options for which I have properly submitted an Election Form will be cancelled and I will be issued new options with exercise prices per share as listed on page 2 of this Election Form (the “New Exercise Price”). Except for the New Exercise Price, all the terms and provisions of my new options will be the same as in effect for the related eligible options immediately before its exchange.

5.	If my eligible options are exchanged, I will also receive a cash payment (the “Cash Payment”) equal to the difference between the New Exercise Price per share of each new option and the original exercise price per share of the exchanged eligible option, multiplied by the number of unexercised Sycamore shares of common stock subject to the eligible option that was exchanged. This payment, less any applicable tax withholdings, will be made on or about my first regular payroll date in January 2008, but not before January 1, 2008.

6.	I will have the right to withdraw my acceptance of the offer to exchange my eligible options until the Expiration Time. However, if Sycamore has not accepted my options by 12:00 midnight, Boston, Massachusetts time, on October 1, 2007, I may then withdraw my acceptance of the offer at any time prior to Sycamore’s acceptance of that option for exchange pursuant to the Offer to Exchange.

7.	The acceptance of the offer to exchange my eligible options pursuant to the procedure described in Section 4 of the Offer to Exchange and the instructions to this Election Form will constitute my acceptance of all of the terms and conditions of the Offer to Exchange. Sycamore’s acceptance of my option for exchange pursuant to the offer will constitute a binding agreement between Sycamore and me upon the terms and subject to the conditions of the Offer to Exchange.

8.	I am the registered holder of the eligible options submitted hereby, and my name and other information appearing on page 2 of this Election are true and correct.

9.	I am not required to accept the offer to exchange my eligible options. However, if I do not accept the offer with respect to such options (or if I withdraw my acceptance), my eligible options will not be exchanged, I will not receive the related Cash Payments and I will be solely responsible for any taxes, charges or interest payable under Section 409A (and any similar provisions under foreign, state or local law).

10.	Sycamore cannot give me legal, tax or investment advice with respect to the offer and has advised me to consult with my own legal, tax and/or investment advisors as to the consequences of participating or not participating in the offer.

11.	Under certain circumstances set forth in the Offer to Exchange, Sycamore may terminate or modify the offer and postpone its acceptance and exchange of the eligible options. In the event Sycamore does not accept my eligible options for which I have accepted the offer, those options will remain subject to the original terms and conditions of the grant, including the 1999 Stock Incentive Plan, as amended, and I will not receive the Cash Payment.

12.	I understand and agree that this Election Form shall constitute a counterpart to the New Stock Option Agreement and Promise to Make Cash Payment.

13.	I understand that if I cease to be an “eligible option holder” prior to the Expiration Time, whether due to the cessation of my employment with Sycamore or otherwise, I will not be entitled to accept the offer, and any acceptance indicated on any Election Form that I submitted prior to such time will be invalid.

14.	I understand that if any options that I have elected to exchange cease to be “eligible options” prior to the Expiration Time, whether due to the exercise of such options or otherwise, such options will not be exchanged and any acceptance indicated on any Election Form that I submitted prior to such time will be invalid with respect to such options.

15.	I understand that neither Sycamore nor the board of directors of Sycamore is making any recommendation as to whether I should accept or refrain from accepting the offer with respect to my eligible options, and that I must make my own decision whether to accept the offer with respect to my eligible options, taking into account my own personal circumstances and preferences. I have read the section titled “Risks of Participating in the Offer” of the Offer to Exchange.

16.	IMPORTANT: YOU MUST COMPLETE AND MANUALLY SIGN THE NEXT PAGE FOR YOUR ELECTION TO EXCHANGE ELIGIBLE OPTIONS TO BE VALID.

17.	I agree that Sycamore shall not be liable for any costs, taxes, loss or damage that I may incur through my election to accept or decline the offer with respect to my eligible options.

[REMAINDER OF PAGE LEFT BLANK; SIGNATURE PAGE FOLLOWS]

SIGNATURE OF OPTIONEE

(Signature of Optionee or Authorized Signatory)

(Optionee’s Name, please print in full)	(Capacity of Authorized Signatory, if applicable)

Date: , 2007

Address (if different than on cover page)	Daytime Telephone: ( )

Email address: @ sycamorenet.com

Please read the instructions on pages 6 and 7 of this Election Form and then complete page 2 of this Election Form and manually sign and date the signature block above and return the entire Election Form (including the instructions) by 5:00 p.m., Boston, Massachusetts time, on August 31, 2007 (unless extended), via e-mail (such as a PDF or other scanned image of the signed document) to TOAdmin@sycamorenet.com or via fax to (978) 250-6981.

DELIVERY OF THIS ELECTION FORM IN ANY WAY OTHER THAN VIA E-MAIL TO THE ADDRESS ABOVE OR FAX TO THE FAX NUMBER ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.	Delivery of Election Form. A properly completed and duly executed copy of this Election Form (pages 1-7), and any other documents required by this Election Form, must be received by Sycamore at the e-mail address or fax number set forth on the signature page of this Election Form by the Expiration Time.

Only responses that are complete, signed and actually received by Sycamore via the specified e-mail or fax by the deadline will be accepted. Responses submitted by any other means, including hand delivery, overnight courier, interoffice mail or U.S. mail (or other postal service) or to any other e-mail address or fax number, are not permitted. Responses received after the deadline will not be accepted.

The delivery of all documents, including Election Forms and/or Withdrawal Forms, is at your risk. We intend to confirm the receipt of your Election Form and/or any Withdrawal Form by e-mail within three (3) U.S. business days after receipt. In addition, please note that confirmation of receipt of your Election Form or Withdrawal Form does not indicate that your form was properly completed or otherwise complied with the requirements of this offer. If you have not received an e-mail confirmation that we have received your Election Form and/or any Withdrawal Form by such time, we recommend that you confirm that we have received your Election Form and/or any Withdrawal Form. If you need to confirm receipt after three (3) U.S. business days have elapsed, you should first e-mail TOAdmin@sycamorenet.com. If you do not receive a response from TOAdmin@sycamorenet.com, you should contact Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921.

Acceptance of the offer with respect to eligible options may be withdrawn up to the Expiration Time. If the offer is extended by Sycamore beyond that time, you may withdraw your acceptance of the offer with respect to your eligible options at any time until the extended Expiration Time. In addition, if Sycamore does not accept your eligible options by 12:00 midnight, Boston, Massachusetts time, on October 1, 2007, you may withdraw your acceptance of the offer with respect to your eligible options at any time thereafter until that option is accepted for exchange. To validly withdraw your acceptance, you must deliver a properly completed and duly executed Withdrawal Form while you still have the right to withdraw your acceptance of the offer. Withdrawals may only be rescinded by delivering a new, properly completed and duly executed Election Form prior to the Expiration Time by following the procedures described above.

Sycamore will not accept any alternative, conditional or contingent acceptance. All persons accepting the offer with respect to eligible options shall, by execution of this Election, waive any right to receive any notice of Sycamore’s acceptance of their eligible options, except as provided for in the Offer to Exchange.

2.	Acceptance. If you intend to accept the offer with respect to your eligible option, you must complete page 2 of this Election Form.

3.	Signatures on this Election Form. Except as otherwise provided in the next sentence, the optionee must sign this Election Form. If this Election Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to Sycamore of the authority of such person to act in such capacity must be submitted with this Election Form.

4.	Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange, this Election Form or the Withdrawal Form, should be directed to Beth Panfil in the Sycamore Stock Plan Administration Department at (978) 250-2947 or Alan Cormier in the Sycamore Legal Department at (978) 250-2921. Copies will be furnished promptly at Sycamore’s expense.

5.

Irregularities. Sycamore will determine, in its discretion, all questions as to the validity, form and eligibility of (including time of receipt) Election Forms that it receives and all determinations whether to exchange the eligible options elected for exchange in any Election Form. Sycamore will also determine, in its discretion, all questions as to (i) the portion of each option grant that qualifies as an eligible option for purposes of the offer; (ii) the number of shares of common stock comprising the eligible option, and (iii) the amount of the Cash Payment relating to each properly submitted acceptance of the offer to exchange an eligible option, and whether such Cash Payment is earned in accordance with the terms of the Offer to Exchange. Sycamore’s determination of such matters will be final and binding on all parties. Sycamore reserves the right to reject any acceptances of the offer it determines do not comply with the conditions of the Offer to Exchange, not to be in proper form or the acceptance of which to be unlawful. Sycamore also reserves the right to waive any of the conditions of the offer or any defect or irregularity in the acceptance of the offer, and Sycamore’s interpretation of the terms of the offer (including these instructions) will be final and binding on all parties. No acceptance of the offer to exchange an eligible option will be deemed to be properly made until all defects and irregularities have been cured by the submitting holder or waived by Sycamore.

Unless waived, any defects or irregularities in connection with any acceptance of the offer must be cured within such time as Sycamore shall determine. Neither Sycamore nor any other person is or will be obligated to give notice of any defects or irregularities in acceptance of the offer, and no person will incur any liability for failure to give any such notice. If the table on page 2 of this Election Form includes options that are not eligible for the offer, Sycamore will not accept those options for exchange, but Sycamore does intend to accept for exchange any properly submitted acceptances of the offer to exchange the eligible option set forth in that table.

6.	Important Tax Information. You should refer to Sections 3 and 14 of the Offer to Exchange and the “Risks of Participation in the Offer” section of the Offer to Exchange, each of which contains important U.S. federal tax information concerning the offer. All optionees with eligible options are strongly encouraged to consult with their own tax advisors as to the consequences of their participation in the offer.

7.	Copies. You should retain a copy of this Election Form, after you have completed and manually signed it, for your records.

IMPORTANT: IF YOU ELECT TO EXCHANGE YOUR ELIGIBLE OPTIONS, THIS PROPERLY COMPLETED ELECTION FORM TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY SYCAMORE VIA E-MAIL OR FAX BY 5:00 P.M., BOSTON, MASSACHUSETTS TIME, ON THE EXPIRATION DATE IN ORDER FOR YOUR ELECTION TO BE EFFECTIVE.